Exhibit 10.44

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment") is effective as of February 8, 2012 (the "Effective Date"), by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the "Company"), and MIKE OATES (the "Employee") and amends that certain Employment Agreement dated as of October 1, 2009 (the “Agreement”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.The first sentence of Section 4 of the Agreement is deleted and the following is inserted in lieu thereof: “During the Employment Term, Company shall pay Employee an annual base salary, before deducting all applicable withholdings, of no less than $360,000 per year, payable at the time and in the manner dictated by Company’s standard payroll policies.”
2.    Section 5(c) of the Agreement is deleted and the following shall be inserted in lieu thereof:

“(c)
an annual incentive bonus opportunity under the Company's annual incentive plan ("Annual Bonus Plan") for each calendar year included in the Employment Term commencing as of January 1, 2012, with such opportunity to be earned based upon attainment of performance objectives established by the Company ("Annual Bonus"). The Employee's target Annual Bonus under the Annual Bonus Plan shall be no less than 100% of the Employee’s then current Annual Base Salary, with a maximum of up to 200% of the Employee's then current Annual Base Salary (collectively, the target and maximum Annual Bonus are referred to as the "Annual Bonus Opportunity"). Employee's Annual Bonus Opportunity may be periodically reviewed and increased, but may not be decreased without Employee's express written consent. If owed pursuant to the terms of the Annual Bonus Plan, the Annual Bonus shall be paid no later than the March 15th first following the calendar year to which the Annual Bonus relates. Unless provided otherwise herein or the Board of Directors of Company (the “Board”) determines otherwise, no Annual Bonus shall be paid to the Employee unless the Employee is employed by the Company, or an affiliate thereof, on the last date of the Annual Bonus measurement period;”

IN WITNESS WHEREOF the parties have executed this Amendment to be effective as of the date first set forth above.
FIDELITY NATIONAL INFORMATION
SERVICES, INC.

By: /s/ Frank R. Martire             /s/ Mike Oates
Name:     Frank R. Martire                    Mike Oates
Title: President and Chief Executive Officer

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